Exhibit 10.12
Vital Health Technologies, Inc.
Form 10-KSB
File No. 000-15243

                 VITAL HEALTH TECHNOLOGIES, INC.
              NONQUALIFIED STOCK WARRANT AGREEMENT

THIS AGREEMENT, made this __th day of _______, 2000, by and between VITAL HEALTH TECHNOLOGIES, INC., a Minnesota corporation
(the "Company"), and _____________, (the "Warrant Holder");

                           WITNESSETH

WHEREAS, the Warrant Holder on the date hereof is a director, consultant, advisor, supplier, vendor or creditor of, the Company or a Subsidiary of the Company; and

WHEREAS, to reward and compensate the Warrant Holder, the Company desires to grant to the Warrant Holder a nonqualified stock warrant to purchase shares of its Common Stock;

WHEREAS, on the date above, the Company's Board of Directors (or, if so appointed and empowered by the board) authorized the issuance of this non-qualified warrant to the Warrant Holder;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and the Warrant Holder hereby agree as follows:

  1. Grant of Warrant.  The Company hereby grants to the Warrant
     Holder, on the date of this agreement, the option to purchase __________ (_____) shares of Common Stock of the Company (the "Warrant Stock") subject to the terms and conditions herein contained.

  2. Warrant Price. During the term of this Warrant, the purchase price for the shares of Warrant Stock is _______
     ($____) per share.

  3. Term of Warrant. This warrant is fully exercisable and shall have duration of five (5) years from the date of this agreement. This warrant will terminate as of the close of business on __________, 200__ if not exercised.

  4. Personal Exercise by Warrant Holder. This warrant shall, during the lifetime of the Warrant Holder, be exercisable only by said Warrant Holder and shall not be transferable by the Warrant Holder, in whole or in part, other than by will or the laws of descent and distribution.

  5. Manner of Exercise of Warrant. This warrant is to be exercised by the Warrant Holder (or by the Warrant Holder's successor or successors) by giving written notice to the Company of an election to exercise such warrant. Such notice shall specify the number of shares to be purchased hereunder and shall specify a date (not more than 30

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     calendar days) on which the Warrant Holder shall deliver
     payment of the full price purchase price for the shares being purchased and the Company shall deliver certificates to the Warrant Holder representing the shares so purchased. Notice shall be delivered to the Company at its principal place of business. The warrant shall be considered exercised at the time the Company receives such notice.

  6. Rights as a Shareholder.  The Warrant Holder (or the
     Warrant Holder's successor or successors) shall have no rights as a shareholder with respect to any shares covered by this warrant until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in section 9.

  7. Investment Propose. The Company requires as a condition to the grant and exercise of this warrant that any stock acquired pursuant to this warrant be acquired for only investment if, in the opinion of counsel for the Company, such is required, or deemed advisable under securities laws or any other applicable law, regulation or rule of any government or governmental agency. In this regard, if requested by the Company, the Warrant Holder, prior to the acquisition of any shares pursuant to this Warrant, shall execute an investment letter to the effect that the Warrant Holder is acquiring shares pursuant to the option for investment purposes only and not with the intention of making any distribution of such shares and will not dispose of the shares in violation of the applicable federal and state securities laws.

  8. Death of Warrant Holder. If the Warrant Holder dies this option shall terminate on this Warrant's originally stated expiration date. In such period following the Warrant Holder's death, this warrant may be exercised only by the person or persons whom the Warrant Holder's rights under this warrant shall have passed by the Warrant Holder's will or by the laws of decent and distribution, and only to the extent the warrant was exercisable on the date of death but had not been previously exercised.

  9. Recapitalizations, Sales, Mergers, Exchanges, Consolidations, liquidations. In the event of a stock dividend or stock split, the number of shares of Warrant Stock and exercise price shall be adjusted accordingly. Similarly, in the event of a sale, merger, exchange, consolidation or liquidation of the Company, this warrant shall be adjusted accordingly.

 10. Scope of agreement. This agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Warrant Holder and any successor or successors of the Warrant Holder permitted by Paragraph 4 above.

IN WITNESS WHEREOF, the Company and the Warrant Holder have executed this agreement in the manner appropriate to each, as of the day and year first above written.

                                 VITAL HEALTH TECHNOLOGIES,INC.
                                 By
                                 William Kieger, President


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